Exhibit (a)(1)(xii)

AMENDED LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

LIMITED BRANDS, INC.

Pursuant to the Offer to Purchase

Dated October 7, 2004 as Amended and Supplemented by the Supplement

to the Offer to Purchase Dated November 8, 2004

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS
HAVE BEEN EXTENDED AND NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON MONDAY, NOVEMBER 22, 2004 (THE “EXPIRATION DATE”), UNLESS THE
TENDER OFFER IS FURTHER EXTENDED.

The Depositary for the Tender Offer is:

WACHOVIA BANK, N.A.

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:
Wachovia Bank, N.A.	Wachovia Bank, N.A.
Securities Processing Center	Securities Processing Center
PO Box 859208	161 Bay State Dr.
Braintree, MA 02185-9208	Braintree, MA 02184

Delivery of this Amended Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Amended Letter of Transmittal should be read carefully before this Amended Letter of Transmittal is completed.

THIS AMENDED LETTER OF TRANSMITTAL MAY NOT BE USED TO TENDER SHARES HELD IN THE LIMITED BRANDS SAVINGS AND RETIREMENT PLAN OR STOCK PURCHASE PLAN. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORMS” SENT TO PARTICIPANTS IN THOSE PLANS. PLEASE READ THE ENTIRE AMENDED LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE CHECKING ANY BOX BELOW.

If you did not previously tender your shares by completing and returning the Original Letter of Transmittal (blue), you may tender by completing and returning this Amended Letter of Transmittal (pink). You should use this Amended Letter of Transmittal if you are tendering physical certificates, uncertificated shares held in the Company’s Direct Registration System (“DRS”), uncertificated shares held in your account under Limited Brands’ Dividend Reinvestment Plan (“DRP”) or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase (as defined in the letter accompanying this Amended Letter of Transmittal).

Description of Shares Tendered
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s) or, if applicable, INDICATE “DRS” or “DRP”*	Total Number of Shares Represented by Certificate(s)/ DRS/DRP*	Number of Shares Tendered**

Total Shares

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration***

1st:                                2nd:                                 3rd:                                 4th:

*   If tendered shares are held in the Limited Brands Direct Registration System, indicate by writing “DRS”. If the tendered shares are held in the Limited Brands Dividend Reinvestment Plan, indicate by writing “DRP”.

**   Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

***   If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

STOCKHOLDERS THAT PREVIOUSLY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” IN THE ORIGINAL LETTER OF TRANSMITTAL, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE THIS AMENDED LETTER OF TRANSMITTAL.

ALL OTHER PREVIOUS TENDERS OF SHARES BY STOCKHOLDERS UNDER THE ORIGINAL LETTER OF TRANSMITTAL ARE INVALID. FOR THOSE STOCKHOLDERS, IN ORDER TO PROPERLY TENDER YOUR SHARES YOU MUST COMPLETE THIS AMENDED LETTER OF TRANSMITTAL AND DELIVER IT TO THE DEPOSITARY AS SET FORTH HEREIN BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. IF YOU DO NOT COMPLETE THIS AMENDED LETTER OF TRANSMITTAL AND DELIVER IT TO THE DEPOSITARY FOR RECEIPT NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, MONDAY, NOVEMBER 22, 2004, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER.

If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Amended Notice of Guaranteed Delivery

☐	Check here if tendered shares are being delivered pursuant to an Amended Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)
Date of Execution of Amended Notice of Guaranteed Delivery
Name of Institution which Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Amended Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call Wachovia Bank, N.A., as Transfer Agent at 1-800-829-8432, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 16.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution
Account No.
Transaction Code No.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5)

☐	The undersigned wants to maximize the chance of having Limited Brands purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Limited Brands pursuant to the tender offer. This action will result in receiving a price per share of as low as $25.25 or as high as $29.00. Note that this election could result in your shares being purchased at the minimum price of $25.25 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Limited Brands will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$25.25	☐	$26.00	☐	$26.75	☐	$27.50	☐	$28.25	☐	$29.00
☐	$25.50	☐	$26.25	☐	$27.00	☐	$27.75	☐	$28.50
☐	$25.75	☐	$26.50	☐	$27.25	☐	$28.00	☐	$28.75

ODD LOTS

(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17)

A tendering stockholder may condition his or her tender of shares upon Limited Brands purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Limited Brands pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, Limited Brands may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the
purchase price of shares purchased (less the amount
of any federal income and backup withholding tax
required to be withheld) and/or certificates for shares
not tendered or not purchased are to be issued in the
name of someone other than the undersigned or if
shares tendered hereby and delivered by book-entry
transfer which are not purchased are to be returned
by credit to an account at the Book-Entry Transfer
Facility other than that designated above.

Issue    ☐ Check to:

☐ Share certificate(s) to:

Name(s)

(Please Print)
Address

(Zip Code)
(Taxpayer Identification No.) ☐ Credit shares delivered by book-entry transfer or Direct Registration System and not purchased to the account set forth below: Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the
purchase price of shares purchased (less the amount
of any federal income and backup withholding tax
required to be withheld) and/or certificates for shares
not tendered or not purchased are to be mailed to
someone other than the undersigned or to the
undersigned at an address other than that shown
below the undersigned’s signature(s).

Deliver    ☐ Check to:

    ☐ Share certificate(s) to:

Name
(Please Print)
Address

(Zip Code)

SIGN HERE

(Please Complete and Return the Attached Substitute Form W-9 below)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                     , 2004

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 8.)

Guarantee of Signature(s), if required

(See Instructions 1 and 8)

Name:

Title:

Name of Firm:

Authorized Signature:

Address

(Zip Code)

Area Code and Telephone Number:

Dated:                     , 2004

Payer’s Name:    Wachovia Bank, N.A.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.	Part I Taxpayer Identification No.—For All Accounts	Part II For Payees Exempt From Backup Withholding, please write “Exempt” here (see enclosed Guidelines)

Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your Employer Identification Number. If you do not have a number, see How to Obtain a TIN in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart on page 3 of enclosed Guidelines to determine which number to give.

Social security number OR Employer identification number

Part III.—Certification.—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    Any information provided in this form is true, correct and complete.

SIGNATURE Name (Please Print) Address (Please Print)	DATE: , 2004

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Ladies and Gentlemen:

The undersigned hereby tenders to Limited Brands, Inc., a Delaware corporation (“Limited Brands”), the above-described shares of common stock, $0.50 par value per share, pursuant to Limited Brands’ offer to purchase up to 68,965,000 shares at a price per share indicated in this Amended Letter of Transmittal, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 7, 2004 (which the undersigned acknowledges already having received) (as amended prior to the date of the Supplement (as defined below), the “Original Offer to Purchase” together with the Supplement to the Offer to Purchase dated November 8, 2004 (the “Supplement”), the “Offer to Purchase”) and this Amended Letter of Transmittal (which together with the Offer to Purchase, as each may be further amended or supplemented from time to time, constitute the tender offer). The undersigned also acknowledges receipt of the Supplement and related Amended Letter of Transmittal. In the event the final purchase price is less than the maximum price of $29.00 per share and more than 68,965,000 shares are tendered in the tender offer at or below the purchase price, Limited Brands intends to exercise its right to purchase up to an additional 2% of its outstanding shares without extending the tender offer so that it repurchases up to $2 billion of its shares. By way of example, if the final purchase price is the minimum purchase price of $25.25 per share, Limited Brands intends to purchase up to an additional 9,464,461 of its outstanding shares to the extent tendered in the tender offer. Such a purchase of additional shares will not require Limited Brands to further extend the tender offer. Limited Brands also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Limited Brands all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Limited Brands;

(2) present such shares for transfer and cancellation on the books of Limited Brands; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands that Limited Brands will determine a single per share price, not greater than $29.00 nor less than $25.25 per share, that it will pay for shares validly tendered and not properly withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. The undersigned understands that Limited Brands will select the lowest purchase price that will allow it to purchase 68,965,000 shares or, if a lesser number of shares are validly tendered and not withdrawn, all such shares that are properly tendered and not properly withdrawn. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. The undersigned understands that all stockholders whose shares are purchased by Limited Brands will receive the same purchase price for each share purchased in the tender offer.

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by Limited Brands, Limited Brands will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or Limited Brands to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Limited Brands upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Limited Brands pay interest on the purchase price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Limited Brands may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares tendered by the Direct Registration System or held in Limited Brands’ Dividend Reinvestment Plan, by credit to the Direct Registration System or Dividend Reinvestment Plan account designated above). Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that Limited Brands has no obligation, pursuant to the “Special Payment Instructions”, to transfer any shares from the name of the registered holder(s) thereof, if Limited Brands does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

IF YOU PARTICIPATE IN THE SAVINGS AND RETIREMENT PLAN OR THE STOCK PURCHASE PLAN, YOU MUST NOT USE THIS AMENDED LETTER OF TRANSMITTAL TO DIRECT THE TENDER OF THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORMS” SENT TO PARTICIPANTS IN THOSE PLANS. IF YOU PARTICIPATE IN THE SAVINGS AND RETIREMENT PLAN OR THE STOCK PURCHASE PLAN YOU SHOULD READ THE SEPARATE “TENDER INSTRUCTION FORMS” AND RELATED MATERIALS CAREFULLY.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Amended Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Amended Letter of Transmittal need not be guaranteed (a) if this Amended Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Amended Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 10. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

2. Delivery of Amended Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Amended Letter of Transmittal only if you are forwarding certificates with this Amended Letter of Transmittal, causing the shares to be delivered by book-entry transfer, tendering shares by the Direct Registration System or tendering shares held in Limited Brands Dividend Reinvestment Plan pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Amended Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Amended Letter of Transmittal by the Expiration Date.

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Amended Letter of Transmittal and Limited Brands may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Amended Notice of Guaranteed Delivery substantially in the form provided by Limited Brands must be received by the Depositary by the Expiration Date, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Amended Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Amended Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Amended Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange, Inc. trading days after the date of execution of such Amended Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

EXCEPT AS SPECIFICALLY PERMITTED BY SECTION 6 OF THE OFFER TO PURCHASE, LIMITED BRANDS WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS, AND NO FRACTIONAL SHARES WILL BE PURCHASED. BY EXECUTING THIS AMENDED LETTER OF TRANSMITTAL, YOU WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE FOR PAYMENT OF THE SHARES.

3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders (Not applicable to stockholders who tender by book-entry transfer or shares in the Company’s Direct Registration System or Dividend Reinvestment Plan). If you wish to tender (offer to sell) fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Amended Letter of Transmittal, unless otherwise provided in the appropriate box on this Amended Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Amended Letter of Transmittal, you must either:

(a) check the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer”; OR

(b) check the box indicating the price per share at which you are tendering shares under “Shares Tendered at Price Determined by Stockholder”.

By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer” you agree to accept the purchase price resulting from the tender offer process, which may be as low as $25.25 or as high as $29.00 per share. Note that this election could result in your shares being purchased at the minimum price of $25.25 per share. By checking a box under “Shares Tendered at Price Determined by Stockholder”, you acknowledge that doing so could result in none of the shares being purchased if the purchase price for the shares is less than the price that you checked.

STOCKHOLDERS THAT HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE AND CHECKED THE BOX ENTITLED “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” IN THE ORIGINAL LETTER OF TRANSMITTAL, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO COMPLETE THIS AMENDED LETTER OF TRANSMITTAL.

You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Amended Letter of Transmittal for each price at which you wish to tender each such portion of your shares. You cannot tender the same shares at more than one price (unless you previously tendered and withdrew those shares, as provided in Section 4 of the Offer to Purchase).

6. Odd Lots. As described in Section 1 of the Offer to Purchase, if Limited Brands purchases less than all shares tendered and not properly withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots”.

7. Order of Purchase in Event of Proration. Stockholders may specify the order in which their shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

8. Signatures on Amended Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Amended Letter of Transmittal.

(c) Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Amended Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements. If this Amended Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Amended Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Amended Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

9. Stock Transfer Taxes. Except as provided in this Instruction 9, Limited Brands will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Amended Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Amended Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Amended Letter of Transmittal or to the person(s) signing this Amended Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Amended Letter of Transmittal should be completed.

11. Federal Income Tax Withholding. Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder must provide the Depositary with such stockholder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above.

In general, if a stockholder is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Unless Limited Brands determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, Limited Brands will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign stockholder or his agent. For this purpose, a foreign stockholder is any stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of its source. A foreign stockholder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the “complete redemption”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in the Offer to Purchase under the caption “United States Federal Income Tax Consequences” or if such stockholder is entitled to a reduced rate of withholding pursuant to a treaty and Limited Brands withheld at a higher rate.

In order to obtain a reduced rate of withholding under a tax treaty, a foreign stockholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Such statements can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the Depositary a properly executed statement claiming exemption. Such statements can be obtained from the Depositary. Foreign stockholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

12. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Limited Brands in its sole discretion, which determinations shall be final and binding on all parties. Limited Brands reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Limited Brands’ counsel, be unlawful. Limited Brands also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and Limited Brands’ interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Limited Brands shall determine. None of Limited

Brands, the Dealer Managers, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

13. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Amended Letter of Transmittal should be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below.

14. Stock Option Plans. If you hold vested options in any of the Company’s stock option plans, then you may exercise such vested options as indicated in the instructions separately sent to you by paying the cash exercise price and receiving shares which you may then tender by following the instructions set forth in the Offer to Purchase and this Amended Letter of Transmittal. You must exercise your options by not later than 3:00 p.m., New York City time, on Wednesday, November 17, 2004 in order to obtain shares to tender by the Expiration Date.

15. Dividend Reinvestment Plan; Direct Registration System. You may tender shares that you hold through the Company’s Direct Registration System or that you hold in Limited Brands’ Dividend Reinvestment Plan by indicating the appropriate space in the box captioned “Description of Shares Tendered” on page 1 of this Amended Letter of Transmittal and indicating the number of Dividend Reinvestment Plan shares tendered. See Section 3 of the Offer to Purchase.

16. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call Wachovia Bank, as Transfer Agent, at 1-800-829-8432 regarding the requirements for replacement at the address set forth on the cover page of this Amended Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

17. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Amended Letter of Transmittal or, if applicable, the Amended Notice of Guaranteed Delivery. In the box in this Amended Letter of Transmittal or the Amended Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether Limited Brands accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, Limited Brands may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, Limited Brands will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each stockholder is urged to consult his or her own tax advisor.

This Amended Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 Midnight, New York City time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Information Agent for the Offer is:

D.F. KING & CO., INC.

48 Wall Street

New York, NY 10005

Banks and Brokerage Firms Please Call: (212) 269-5550 (Call Collect)

All Others Call Toll Free: (888)-628-8208

The Dealer Managers for the Offer are:

Banc of America Securities LLC	J.P. Morgan Securities Inc.
9 West 57th Street	277 Park Avenue
New York, New York 10019	New York, New York 10172
(212) 583-8537 (Call Collect)	(212) 622-2624 (Call Collect)
(888) 583-8900, ext. 8537 (Call Toll Free)	(866) 262-0777 (Call Toll Free)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

How to Obtain a Taxpayer Identification Number.—If you do not have a taxpayer identification number or don’t know your number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

Payees and Payments Exempt From Backup Withholding.—Payees specifically exempted from backup withholding on ALL payments include the following:

(1) A corporation.

(2) An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7).

(3) The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government and any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

(9) A real estate investment trust.

(10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(11) A common trust fund operated by a bank under section 584(a).

(12) A financial institution.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

Penalties

Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Privacy Act Notice.—Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable income of a taxpayer who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

What Name and Number to Give the Requester

For this type of account	Give the Name and SOCIAL SECURITY number of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship	The owner(3)

For Additional Information Contact Your Tax Consultant or the Internal Revenue Service

For this type of account	Give the Name and SOCIAL SECURITY number of:
6. Sole proprietorship	The owner(3)

7. A valid trust, estate or pension trust	Legal entity(4)

8. Corporate	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payment	The public entity
(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.